FORM 8K
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SPECIAL REPORT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER 000-25020

HERITAGE OAKS BANCORP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARCH 26, 2004

STATE OF INCORPORATION:	California

I.R.S. EMPLOYER IDENTIFICATION NO.:	77-0388249

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES:	545 12th Street Paso Robles, California 93446

REGISTRANT’S TELEPHONE NUMBER:	(805) 239-5200

ITEM 5. OTHER EVENT AND REGULATION FD DISCLOSURE

On March 26, 2004, Dr. B. R. Bryant, Chairman of the Board of Heritage Oaks Bancorp, announced a 5% stock dividend for shareholders of record at the close of business on Friday April 9, 2004 with a payable date of April 23, 2004.

Dr. Bryant also announced plans, subject to regulatory approval, to merge the Company’s subsidiary banks to form one bank under the charter of Heritage Oaks Bank.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

(c)     Exhibits

99.1   A press release relating to the announcement of a 5% stock dividend and the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Oaks Bancorp
(Registrant)

Date: March 26, 2004

/s/ Lawrence P. Ward
Lawrence P. Ward
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 26, 2004

/s/ Margaret Torres
Margaret Torres
Chief Financial Officer
(Principal Financial Officer)